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                                                                     Exhibit 3.2


                                   DIDAX INC.

                                     BYLAWS

                                   ARTICLE I

                                    GENERAL

SECTION 1. Name. The name of the corporation shall be DIDAX INC., hereinafter referred to as "the Corporation".

                                   ARTICLE II

                                    OFFICES

SECTION 1. Registered Office and Agent. The Corporation shall continuously maintain a registered office and registered agent within the State of Delaware.

SECTION 2. Principal Office. The principal office of the Corporation shall be located at such place as shall be determined by the Board of Directors.

SECTION 3. Additional Offices. The Corporation may also have such additional offices as the Board of Directors may from time to time determine that the business of the Corporation may require.

                                  ARTICLE III

                             STOCKHOLDERS MEETINGS

SECTION 1. Situs of Meetings. All meetings of the stockholders for the election of Directors shall be held in the principal office of the Corporation or at such other place as the Board of Directors may from time to time designate. All meetings of stockholders may be held (within or without the State of Virginia) at such place and time as shall be determined by the Board

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     of Directors and be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. Annual Meeting. An annual meeting of stockholders shall be held during the first quarter of the fiscal year, at a time to be selected by the Board of Directors. At the meeting the shareholders shall elect Directors by a plurality of the votes cast and transact such other business as may properly be brought before the meeting.

SECTION 3. Notice of Annual Meeting. Written or printed notice of the annual meeting stating the place, day, and hour of the meeting shall be delivered not less that 10 nor more than 60 days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting at his address as it appears on the stock transfer books of the Corporation.

SECTION 4. Calling Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise proscribed by law or by the articles of incorporation, may be called by the president and shall be called by the president or secretary at the request of the Board of Directors, or at the request in writing of stockholders owning 25 percent in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

SECTION 5. Notice of Special Meeting. Written notice of a special meeting of stockholders stating the time and place and purpose thereof shall be served upon or mailed to each stockholder entitled to vote thereat, at such address as appears on the books of the Corporation, not less than 10 days but no more than 60 days before such meeting.


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SECTION 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall be required and shall constitute a quorum except as otherwise provided by statute or the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote therat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such an adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 8. Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. At any meeting of the stockholders, every stockholder having the right to vote may vote either in person, or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided



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     in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the Corporation prior to the time of the meeting. Any vote taken shall be by voice vote or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

SECTION 9. Action Without a Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporation action by any provisions of the statutes or of the articles of incorporation or of these bylaws, the meeting and vote of stockholders may be dispensed with, if a majority of the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

SECTION 10.  List of Stockholders.

(a) A complete list of the stockholders of the Corporation entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of, and number of shares owned by each stockholder shall be prepared by the secretary. or other officer of the Corporation having charge of the stock transfer books. This list shall be kept on file for a period of at least 10 days prior to the meeting at the principal office of the Corporation and shall be subject to inspection during the usual business hours of such period by any stockholder. This list shall also be produced at the meeting and shall be subject to inspection by any stockholder at any time during the meeting.

(b) The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any meeting of the stockholders.


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(c)  Failure to comply with the requirements of this section shall not affect the validity of any action at such meeting of the stockholders except that the willful neglect, or refusal of the Directors to produce the list of stockholders at any meeting for the election of Directors, shall cause such Directors to be ineligible for election to any office at such meeting.

                                   ARTICLE IV

                                   DIRECTORS

SECTION 1. Number and Term. The Board of Directors shall consist of not less than three nor more than eleven persons as may be determined from time to time by resolution of the Board of Directors, and approved annually by the shareholders. The Board of Directors shall have the power to fill any vacancies created by an increase in the number of Director or by the death, termination, or resignation of any Director. All Directors must be elected at the annual shareholders meeting. Any Director appointed by the Board of Directors shall serve until the next meeting of the shareholders. Except as above provided, Directors shall be elected for a term of one year and shall hold office until their successors be elected and qualify. Directors need not be stockholders or residents of the State of Delaware.

SECTION 2. Vacancy. If the office of any Director or Directors becomes vacant, the remaining Directors, though less than a quorum, shall select a successor or successors, who shall be elected to serve the unexpired terms of the vacated Directorships, without the need for shareholder approval.

SECTION 3. Powers. The property, affairs, and business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

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SECTION 4. Committee. The Board of Directors may appoint by resolution adopted by a majority of the Directors in office, two or more persons from among its own number to serve as special and standing committees, such as the Board may determine are necessary, which shall have such powers and duties as shall from time to time be prescribed by the Board. All actions by any Board committee shall be reported to the Board of Directors at the meeting next succeeding such action.

SECTION 5. Removal. Any Director may be removed with or without cause by a majority vote of the stockholders at any meeting duly called and at which a quorum is present, and said stockholders may thereupon elect a successor or successors to fill any resulting vacancy for the unexpired term of any removed Director.

SECTION 6. Transactions with Interested Directors. No contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any entity in which one or more of its Directors may have any relationship or interest, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting which authorizes, approves, or ratifies such contract or transaction or because his or their votes are counted for such purpose, if any of the following conditions are met:

(a) The material fact of such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or the committee, and the Board of Directors or the committee, in good faith authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors.


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(b)  The material fact of such relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved, authorized, or ratified in good faith by a vote or written consent.

(c) The contract or transaction is fair as to the corporation at the time it is authorized, approved or ratified by the Board of Directors, a committee or the stockholders. Common or interested Directors may be counted in determining the presence or a quorum at a meeting of the Board of Directors or a committee there of which authorizes, approves, or ratifies such contract or transaction.

SECTION 7. Compensation of Directors. Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation as shall be fixed from time to time by resolution of the Board of Directors for their services as Directors and/or members of any such committee. They shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. Any Director whether or not receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving such compensation for such other services as may be contracted for by the Corporation or otherwise set by the Board of Directors.

                                   ARTICLE V

                             MEETINGS OF THE BOARD

SECTION 1. First Meeting. The first meeting of each newly elected Board of Directors may be held without further notice immediately following adjournment of the annual stockholders meeting, or at such other time and place, either within or outside the State of Virginia as shall be fixed by the vote of the stockholders at the annual meeting or by consent of all the

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     Directors. Unless held in accordance with the preceding paragraph, such first meeting shall be held pursuant to notice in the same manner as any other meeting of the Directors.

SECTION 2. Regular and Special Meetings. Regular and special meetings of the Board may be held with reasonable notice given to all Directors by any Director or officer of the Corporation at the reasonable time set forth in the notice and at an office of the corporation or at such other time and place either within or outside the State of Delaware as shall from time to time be determined by resolution of the Board.

SECTION 3. Quorum. A majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Once the presence of a quorum at a meeting has been established the meeting shall be duly constituted and shall continue to be duly constituted until it is properly adjourned. The act of a majority of the Directors present and voting at a duly constituted meeting of the Board shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the articles of incorporation or by these bylaws.

SECTION 4. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or by a committee thereof may be taken without a meeting, by means of telephone, mail, telegram, cable, or in any other way the Directors shall decide. However, a written consent setting forth the action so taken and signed by all the members of the Board or of a committee, as the case may be, must be filed with the appropriate minutes.

SECTION 5. Participation by Conference Telephone. Members of the Board of Directors or of any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and/or communicate with each other at the same time. Participation


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     by such means shall constitute presence in person at such meeting. When such a meeting is conducted by means of a conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.

                                   ARTICLE VI

                        STOCKHOLDER AND DIRECTOR NOTICES

SECTION 1. Notice. Whenever under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any Director or stockholder, it shall not necessarily be construed to mean personal notice, but such notice may be given in writing by mail, addressed to such Director or stockholder at such address as appears on the books of the Corporation as the address for the person entitled to notice.

SECTION 2. Waiver. Whenever any notice is required or permitted to be given, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting by a person entitled to notice shall constitute a waiver of notice of such meeting, except where attendance is for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened.

                                  ARTICLE VII

                                    OFFICERS

SECTION 1. Number and positions. The officers of the Corporation shall be elected by the Board of Directors and shall be the president, chief executive officer, chief financial officer, and secretary. The Board may elect such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such

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     duties as shall be determined from time to time by the Board. Two or more offices may be held by the same person except that the offices of the president and secretary may not be held by the same person unless there is only one shareholder.

SECTION 2. Term of Office. The Board of Directors at its first meeting after each annual meeting of stockholders or as soon thereafter as is conveniently possible, shall elect officers of the Corporation. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead, or until death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed with or without cause by a majority vote of the Board of Directors; provided, however, that two-thirds of the Directors shall be necessary to constitute a quorum at any meeting at which removal of any officer is voted upon. If any office becomes vacant for any reason, the vacancy shall be filled by the Board of Directors. In case of the absence or disability of an officer of the Corporation, or in any other case that the Board of Directors may deem sufficient reason therefor, the Board of Directors by a majority vote may delegate for the time being any or all of the powers or duties of any officer to any other officer, Director, or any other person.

SECTION 3. The President. The president shall be the principal authorized agent of the Corporation. He shall act on behalf of the Corporation to carry out the directives of the Board of Directors. He shall make reports to the Board of Directors and stockholders. He shall also perform such further duties and have such further powers as may be assigned to him by the Board of Directors.

SECTION 4. The Chief Executive Officer. The Chief Executive Officer shall perform all such duties and have all of the powers of the President. He shall make reports to the Board of Directors.

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     He shall also perform such further duties and have such further powers as may be assigned to him by the Board of Directors.

SECTION 5. The Chief Financial Officer. The Chief Financial Officer shall cause all financial transactions of the Corporation to be recorded. Such recordation shall as nearly as may be practicable be in accordance with generally acceptable accounting principles consistently applied. He or she shall, in accordance with the directives of the Board of Directors and subject to the supervision of the President and/or Chief Executive Officer, coordinate and supervise the corporation's banking relationships, financial administration, and financial projections which set forth the expected effect of the corporation's business plans. He shall regularly report to the Board of Directors as to the financial condition of the corporation and any risks thereto which he has identified. He shall also perform such further duties and have such further powers as may be assigned to him by the Board of Directors.

SECTION 6. The Secretary. The secretary or a designated assistant secretary shall attend all meetings of the Board of Directors and of the shareholders, and record all votes and the minutes of all proceedings in the book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, such notice as is required of all meetings of the Board of Directors or of the shareholders. The secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an assistant secretary. He shall also perform such further duties and have such further powers as may be assigned to him by the Board of Directors.

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SECTION 7. The Board of Directors may amend and reassign the duties of the
     Corporate Officers in such manner as it shall by resolution determine.

                                  ARTICLE VIII

                             CERTIFICATES OF STOCK

SECTION 1. Form. A record of each certificate of stock shall be entered in the books of the Corporation as issued. Each certificate shall exhibit the holder's name and number of shares and shall be sealed with the seal of the Corporation and signed by the president or the chief executive officer and secretary or assistant secretary of the Corporation.

SECTION 2. Transfers. Upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and with all taxes thereon paid, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

SECTION 3. Registered Stockholders. The Corporation shall be entitled to treat the registered holder of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. Before authorizing such issue of a new certificate or certificates, the Board of Directors may require the furnishing of an indemnity bond in such sum and with such terms and surety as it may direct.

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SECTION 5. Preemptive Rights. No stockholder or other person shall have any preemptive rights whatsoever.

                                   ARTICLE IX

                                   DIVIDENDS

SECTION 1. Declaration of Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and such dividends may be paid in cash, in property, or in shares of capital stock pursuant to law and applicable provisions of the articles of incorporation, if any.

SECTION 2. Reserve Fund. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall determine to be in the best interests of the Corporation, and the Directors may modify or abolish any reserve in the manner it was created.

                                   ARTICLE X

                                 FISCAL MATTERS

SECTION 1. Deposits. The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation.

SECTION 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

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SECTION 3. Inspection of Books. The Board of Directors shall determine from time to time whether, under what conditions and regulations, the accounts and books of the Corporation (except such as may by statute be specifically open for inspection) shall be open to the inspection of any stockholder and the rights of any stockholder in this respect shall be restricted and limited accordingly.

SECTION 4. Fiscal Years. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Corporation. Unless otherwise fixed by the Board, the fiscal year shall terminate on the following December 31.

                                   ARTICLE XI

         INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
                                   INSURANCE

SECTION 1. Indemnification of Officers and Directors. The Corporation shall, to the fullest extent legally permissible, indemnify (fully or, if not possible, partially) each of its directors and officers, and persons who serve at its request as directors or officers of another organization in which it owns shares or of which it is a creditor, against all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding, civil or criminal (including investigations, audits, the activities of, or service upon special committees of the board) in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director or officer, unless in any proceeding he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer,

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

     pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involved such indemnification, (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

SECTION 2. Indemnification of Employees and Agents. Indemnification of employees and other agents of the Corporation (including persons who serve at its request as employees or other agents of another organization in which it owns shares or of which it is a creditor) may be provided by the Corporation to whatever extent shall be authorized by the directors before or after the occurrence of any event as to or in consequence of which indemnification may be sought. Any indemnification to which a person is entitled under these provisions may be provided although the person to be indemnified is no longer a director, officer, employee or agent of the Corporation or of such other organization. It is the intent of these provisions to

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     indemnify director and officers to the fullest extent not specifically prohibited by law, including indemnification against claims brought derivatively, in the name of the Corporation, and that such directors and officers need not exhaust any other remedies.

SECTION 3. Insurance. The Corporation may at any time through action of its Board of Directors obtain appropriate indemnification insurance, to insure itself or other Corporate Agents against any liability which may arise under this Article; provided that this indemnification shall not apply to any costs, expenses or settlements where the party to be indemnified is adjudged to have acted in bad faith or contrary to the best interest of the Corporation or illegally.

                                  ARTICLE XII

                                  AMENDMENTS

Except as provided in Article XIII below, these bylaws may be amended, altered, or repealed by a majority vote of the stockholders at any regular meeting of the stockholders or at any special meeting of the stockholders, provided notice of the proposed amendment, alteration or repeal is contained in the notice of such special meeting; or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal is contained in the notice of such special meeting.

                                 ARTICLE XIII

                 CORPORATE RELIGIOUS PURPOSES AND RESTRICTIONS

This Corporation is a religious corporation. It has been brought into existence to accomplish, within a for profit operating environment, fundamentally religious spiritual purposes in support of the establishment of the Kingdom of God and the propagation of the Gospel of Jesus Christ throughout the earth. The Board of Directors of the Corporation has adopted this provision of

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

the BYLAWS prior to the issuance of any share of stock in the corporation. Acceptance of any share of stock shall constitute acceptance of the terms of this Article XIII which will be referenced in all prospectus. The provisions of this Article shall be deemed to supersede and be controlling over any other provision of these BYLAWS.

SECTION 1. Amendment. In light of the essential nature of the provisions of this Article, a special provision restricting the procedures for amendment of this Article XIII provision is hereby instituted and adopted. No amendment to this Article XIII and no other superseding or conflicting provision of these BYLAWS, the ARTICLES OF INCORPORATION, or any shareholder agreement shall be adopted unless the result of the count of votes approving the amendment is 90% affirmative, and a minimum of two thirds of the shares outstanding are represented and voted. Such vote must be made at an actual special meeting of the shareholders called by written notice delivered to each shareholder not less than 10 nor more than 60 days prior to the date of the meeting. Time is of the essence as to this notice provision and no extension of the time of the meeting or adjournment of the meeting to a date outside the notice period shall be permitted except upon the affirmative vote of not less than 70 percent of the shares then issued and outstanding. The notice for such meeting must contain each of the following items of information:

     1. the date, time, and place of the meeting;

     2. the names, addresses and telephone numbers of the shareholders requesting the meeting be called;

     3. the exact language which the proponents of the meeting seek to have adopted in amendment of the provisions of this Article;


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      4. the exact language of this Article which would be amended, superseded or otherwise modified by the proposal;

      5. a written opinion from the legal counsel of the corporation as to the legal effect of and/or ramifications arising out of the adoption of the proposal;

      6. a statement adopted by a majority of the Board of Directors of the corporation setting forth their assessment of the effect of adopting the proposal on the business of the corporation and on the accomplishment of the spiritual purposes of the corporation;

      7. such other additional information as the proponent of the proposal and/or the Board of Directors shall deem appropriate to give the shareholders a full and complete basis upon which to evaluate the proposal.

SECTION 2. Statement of Faith. The following Statement of Faith is hereby adopted:

      1. We believe that there is one God, eternally existing in three persons: the Father, the Son, and the Holy Spirit.

      2. We believe that the Bible is God's written revelation to man and that it is verbally inspired, authoritative, and without error in the original manuscripts.

      3. We believe in the deity of Jesus Christ, His virgin birth, sinless life, miracles, death on the cross to provide for our redemption, bodily resurrection and ascension into heaven, present ministry of intercession for us, and His return to earth in power and glory.

      4. We believe in the personality and deity of the Holy Spirit, that He performs the miracle of the new birth in an unbeliever and indwells believers, enabling them to live a godly life.

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

      5. We believe that man was created in the image of God, but because of sin, was alienated from God. That alienation can be removed only by accepting through faith God's gift of salvation which was made possible by Christ's death.

SECTION 3. Affirmative Actions Required of the Corporation. The Corporation shall:

      1. Actively seek to market the services of the corporation to those persons, entities, and agencies which are actively involved in propagating a pattern of beliefs and actions consistent with the tenets of the Statement of Faith. Nothing herein shall be construed to prohibit marketing such services to other persons, entities, or agencies except as specifically set forth in the prohibitions or corporate action set forth below.

      2. To the extent permitted by law, expend from the revenues of the corporation such sums as are deemed prudent by the Board of Directors to support, encourage, or sustain persons or entities which in the judgment of the Board of Directors are expected to make significant efforts to propagate the Gospel of Jesus Christ in any manner not in conflict with the Statement of Faith. Such expenditures may be made without regard to the tax status or nonprofit status of the recipient. It is expected that the expenditures paid out under the provisions of this paragraph shall approximate ten percent (10%) of the amount that would otherwise be the net profits of the corporation for the accounting period.

SECTION 4. Prohibition of Corporate Action. The Corporation shall not:

      1. Take any position publicly or privately that denies or conflicts with the tenets of the Statement of Faith.

      2. Elect, qualify or permit to serve in office as a Director or officer of the corporation any person who has not without reservation subscribed to the Statement of Faith as

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

         being true, accurate and correct or who having so subscribed has either publicly or privately recanted from any particular of the Statement of Faith or who has publicly made statements or taken actions without repentance which the Board of Directors finds to be in clear conflict with the Statement of Faith.

      3. Hire or continue to employ any employee in any position in which, in the sole discretion of the Corporation, subscription to the Statement of Faith is a bona fide occupational qualification reasonably necessary to the normal operation of the Corporation's activities, where such employee refuses, upon request, to subscribe to the Statement of Faith or who having so subscribed, has either publicly or privately recanted from any particular of the Statement of Faith or who has publicly made statements or taken actions without repentance which the Board of Directors finds to be in clear conflict with the Statement of Faith. Because the Scriptures teach that bad company corrupts good morals and that a little leaven affects the whole lump it is important to the Corporation's purposes that it be protected from the influence of persons not in agreement with the Statement of Faith at every level of employment.

      4. Permit any party to utilize the name, goodwill, trade marks, or trade names of the corporation in any course of action or dealings which the corporation itself is herein prohibited from taking.

SECTION 5. Stock Legend. In addition to any other appropriate legend, prior to its issuance each and every share certificate to be issued by this Corporation shall be inscribed with a legend that states:


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

            This Corporation is a religious corporation. All shares of this corporation are subject to the terms as set forth in the BYLAWS of the corporation which restricts the amendment or deletion of that section of the BYLAWS which prescribes a corporate Statement of Faith in the LORD JESUS CHRIST and directs or prohibits certain corporate actions on the basis of the Statement of Faith.

These BYLAWS have been ADOPTED by the Board of Directors of the Corporation prior to the issuance of any shares of stock at a meeting held the 9th day of April, 1997.






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